UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2023

Industrial Tech Acquisitions II, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41213	85-1213962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 Richmond Ave, Suite 319 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-599-1300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	ITAQU	The Nasdaq Stock Market LLC

Class A common stock, par value $0.0001 per share	ITAQ	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock for $11.50 per share	ITAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2023, Industrial Tech Acquisitions II, Inc., a Delaware corporation (the “Company”) issued a promissory note (the “Extension Note”) in the principal amount of up to $280,000 to Industrial Tech Partners II, LLC (the “Sponsor”), pursuant to which the Sponsor agreed to loan to the Company up to such amount in connection with the extension of the Company’s time to consummate a business combination from April 14, 2023 to December 14, 2023 (or such earlier date as determined by the board of directors of the Company) (the “Extension”).

The Company will deposit $35,000, or approximately $0.026 per share of the Company’s Class A common stock sold in the Company’s initial public offering (“Public Share”) that was not redeemed in connection with the Extension, into the Company’s trust account (the “Trust Account”) (i) in connection with the first drawdown under the Extension Note and (ii) for each of the up to seven subsequent calendar months (commencing on May 15, 2023 and ending on the 14th day of each subsequent month), or portion thereof, that is needed by the Company to complete an initial business combination (the “Business Combination”). Such amounts will be distributed either to: (i) all of the holders of Public Shares upon the Company’s liquidation or (ii) holders of Public Shares who elect to have their shares redeemed in connection with the consummation of the Business Combination.

The Extension Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Business Combination or (b) the date of the liquidation of the Company. The issuance of the Extension Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

On April 12, 2023, the Company issued a second promissory note (the “Working Capital Loan Note” and, together with the Extension Note, the “Notes”) in the principal amount of up to $300,000 to the Sponsor. The Working Capital Loan Note was issued in connection with advances the Sponsor has made, and may make in the future, to the Company for working capital expenses. The Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (a) the date of the consummation of the Business Combination or (b) the date of the liquidation of the Company. The issuance of the Working Capital Loan Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing descriptions are qualified in their entirety by reference to the Extension Note and the Working Capital Loan Note, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2023, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Extension Amendment”). The Extension Amendment extends the date by which the Company must consummate the Business Combination from April 14, 2023 to December 14, 2023 (or such earlier date as determined by the board of directors of the Company).

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 10, 2023, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the Extension Amendment, extending the date by which the Company must consummate a Business Combination from April 14, 2023 to December 14, 2023 (or such earlier date as determined by the board of directors of the Company) (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain
19,070,823	178,161	0

Stockholders holding 15,901,113 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $162,078,455 (approximately $10.19 per share) will be removed from the Trust Account to pay such holders. Following redemptions, the Company will have 1,348,887 Public Shares outstanding.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Certificate of Incorporation of the Company.
10.1	Extension Note.
10.2	Working Capital Loan Note.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Tech Acquisitions II, Inc.

Dated: April 14, 2023	By:	/s/ E. Scott Crist
	Name:	E. Scott Crist
	Title:	Chief Executive Officer

3